Exhibit 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our reports dated March 30, 1998 included in WorldPort Communication, Inc.'s Annual Report on Form 10-K/SB for the year ending December 31, 1997 into this Registration Statement.






ARTHUR ANDERSEN LLP

Atlanta, Georgia
September 15, 1998